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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in Registration Statement Nos. 33-99176 and 333-40967 of Finlay Enterprises, Inc. on From S-8 and Registration Statement No. 333-48567 of Finlay Enterprises, Inc. on Form S-3 of our report dated April 14, 2003 relating to the consolidated financial statements of Finlay Enterprises, Inc. as of and for the year ended February 1, 2003 (which expresses an unqualified opinion and includes explanatory paragraphs relating to (1) the adoption of new accounting principles and (2) the application of procedures relating to certain other transitional disclosures of financial statement amounts related to the 2001 and 2000 consolidated financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such disclosures) appearing in this Annual Report on Form 10-K of Finlay Enterprises, Inc. for the fiscal year ended February 1, 2003.



/s/ DELOITTE & TOUCHE LLP

New York, New York
April 29, 2003